As filed with the Securities and Exchange Commission on September 29, 2004

Registration No. 333-117455

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TEKTRONIX, INC.

(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	3825 (Primary Standard Industrial Classification Code Number)	93-0343990 (I.R.S. Employer Identification Number)

14200 SW Karl Braun Drive, Beaverton, OR 97077
(503) 627-7111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JAMES F. DALTON
Vice President, General Counsel and Secretary
TEKTRONIX, INC.
14200 SW Karl Braun Drive
Beaverton, OR 97077
(503) 627-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John R. Thomas
Jason M. Brauser
Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, Oregon 97204
(503) 224-3380

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐   ______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐   ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 29, 2004

TEKTRONIX, INC.

2,973,235 Shares of Common Stock

     Selling shareholders of Tektronix, Inc. described in this prospectus may sell shares of our common stock offered by this prospectus.

     The selling shareholders may sell shares of our common stock from time to time at market prices, in negotiated transactions or otherwise. The selling shareholders may sell the shares directly or through underwriters, brokers or dealers. The selling shareholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. See “Plan of Distribution” on page 8 for more information on this topic.

     Our common stock is traded on the New York Stock Exchange under the symbol “TEK.” On September 29, 2004, the last sale price for our common stock as reported on the New York Stock Exchange was $32.42 per share.

     See “Risk Factors” on page 3 for a discussion of risks related to an investment in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. Neither we, nor any other person on our behalf, is making an offer to sell or soliciting an offer to buy any of the securities described in this prospectus in any state where the offer is not permitted by law. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus. There may have been changes in our affairs since the date of the prospectus.

The date of this prospectus is ________, 2004.

TEXTRONIX

     Tektronix, Inc. (“Tektronix” or the “Company”) manufactures, markets and services test, measurement and monitoring solutions to a wide variety of customers in many industries, including computing, communications, semiconductors, broadcast, education, government, military/aerospace, research, automotive and consumer electronics. Tektronix enables its customers to design, manufacture, deploy, monitor and service next-generation global communications networks and computing, advanced and pervasive technologies. Its revenue is derived principally through the development, manufacturing and marketing of a broad range of products including: oscilloscopes; logic analyzers; signal sources; communication test equipment, including mobile protocol test equipment, wireless field test and spectrum analysis equipment; video test equipment; and related components, support services and accessories. Tektronix maintains operations in four major geographies: the Americas, including the United States and Other Americas, which include Mexico, Canada and South America; Europe, which includes Europe, Russia, the Middle East and Africa; the Pacific, including China, India, Korea and Singapore; and Japan. Tektronix was incorporated in Oregon in 1946. The Company’s executive offices are located at 14200 SW Karl Braun Drive, Beaverton, Oregon 97077, and its telephone number is (503) 627-7111.

FORWARD LOOKING STATEMENTS

     Statements and information included in this Registration Statement on Form S-3 that are not purely historical are forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this Registration Statement on Form S-3 include statements regarding Tektronix’ expectations, intentions, beliefs and strategies regarding the future, including sales, earnings per share, cost structure, market position, market growth opportunities and new products. The Company may make other forward-looking statements from time to time, including in press releases and public conference calls and webcasts. All forward-looking statements made by Tektronix are based on information available to Tektronix at the time the statements are made, and Tektronix assumes no obligation to update any forward-looking statements. It is important to note that actual results are subject to a number of risks and uncertainties that could cause actual results to differ materially from those included in such forward-looking statements. Some of these risks and uncertainties are discussed below in “Risk Factors.”

RISK FACTORS

     You should carefully consider the following risk factors and other information in or incorporated in this prospectus before deciding to invest in shares of our common stock.

     The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not known to us or that we now think are immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. If that occurs, the trading price of our common stock could decline, and you may lose all or part of your investment.

We compete in a highly cyclical market.

     Our business depends on capital expenditures of manufacturers in a wide range of industries, including the telecommunications, semiconductor, and computer industries. Each of these industries has historically been very cyclical and has experienced periodic downturns, which have had a material adverse impact on the industries’ demand for equipment and services manufactured and marketed by us. In particular, the telecommunications industry, including but not limited to the optical segment, has experienced a more dramatic decline than other industries. In addition, the severity and length of the downturn may also affect overall access to capital which could adversely affect our customers across many industries. During periods of reduced and declining demand, we may need to rapidly align our cost structure with prevailing market conditions while at the same time motivating and retaining key employees.

The industries we serve experience rapid changes in technology.

     We sell our products to customers that participate in rapidly changing high technology markets, which are characterized by short product life cycles. Our ability to deliver a timely flow of competitive new products and market acceptance of those products, as well as the ability to increase production or to develop and maintain effective sales channels, is essential to growing the business. Because we sell test, measurement and diagnostic products that enable our customers to develop new technologies, we must accurately anticipate the ever-evolving needs of those customers and deliver appropriate products and technologies at competitive prices to meet customer demands. Our ability to deliver those products could be affected by engineering or other development program delays as well as the availability of parts and supplies from third party providers on a timely basis and at reasonable prices. Failure to deliver competitive products in a timely manner and at a reasonable price could have an adverse effect on our results of operations, financial condition or cash flows.

Competition is intense, may intensify and could result in increased downward pricing pressure, reduced margins and the loss of market share.

     In general, we compete with a number of companies in specialized areas of other test and measurement products and one large broad line measurement products supplier, Agilent Technologies. Other competitors include Acterna Corporation, Anritsu, LeCroy Corporation, Spirent, Yokogawa and many other smaller companies. Competition in our business is based primarily on product performance, technology, customer service, product availability and price. Some of our competitors may have greater resources to apply to each of these factors and in some cases have built significant reputations with the customer base in each market in which we compete. We face pricing pressures that may have an adverse impact on our earnings. If we are unable to compete effectively on these and other factors, it could have a material adverse effect on our results of operations, financial condition or cash flows. In addition, we enjoy a leadership position in certain core product categories, and continually develop and introduce new products designed to maintain that leadership, as well as to penetrate new markets. Failure to develop and introduce new products that maintain a leadership position or that fail to penetrate new markets may adversely affect operating results.

We obtain various key components from sole and limited source suppliers.

     Our manufacturing operations are dependent on the ability of suppliers to deliver quality components, subassemblies and completed products in time to meet critical manufacturing and distribution schedules. We periodically experience constrained supply of component parts in some product lines as a result of strong demand in the industry for those parts. Those constraints, if persistent, may adversely affect operating results until alternate sourcing can be developed. Volatility in the prices of these component parts, an inability to secure enough components at reasonable prices to build new products in a timely manner in the quantities and configurations demanded or, conversely, a temporary oversupply of these parts, could adversely affect our future operating results. In addition, we use sole sourced components, which are integral to a variety of products. Disruption in key sole sourced suppliers could have a significant adverse effect on our results of operations.

A significant portion of our revenues have historically come from international customers, and, as a result, our business may be harmed by political and economic conditions in foreign markets and the challenges associated with operating internationally.

     We maintain operations in four major geographies: the Americas, including the United States and Other Americas, including Mexico, Canada and South America; Europe, including Europe, Russia, the Middle East and Africa; the Pacific, including China, India, Korea and Singapore; and Japan. During the last fiscal year, more than half of our revenues were from international sales. In addition, some of our manufacturing operations and key suppliers are located in foreign countries, including China, where we expect to further expand our operations. As a result, the business is subject to the worldwide economic and market conditions risks generally associated with doing business globally, such as fluctuating exchange rates, the stability of international monetary conditions, tariff and trade policies, domestic and foreign tax policies, foreign governmental regulations, political unrest, wars and other acts of terrorism, epidemic disease or other health concerns and changes in other economic or political conditions. These factors, among others, could influence our ability to sell in global markets, as well as our ability to manufacture products or procure supplies. A significant downturn in the global economy or a particular region could adversely affect our results of operations, financial position or cash flows.

Our success depends on our ability to maintain and protect our intellectual property and the intellectual property licensed from others.

     As a technology-based company, our success depends on developing and protecting our intellectual property. We rely generally on patent, copyright, trademark and trade secret laws in the United States and abroad. Electronic equipment as complex as most of our products, however, is generally not patentable in its entirety. We also license intellectual property from third parties and rely on those parties to maintain and protect their technology. We cannot be certain that actions we take to establish and protect proprietary rights will be adequate, particularly in countries where intellectual property rights are not highly developed or protected. If we are unable to adequately protect our technology, or if we are unable to continue to obtain or maintain licenses for protected technology from third parties, it could have a material adverse effect on our results of operations, financial position or cash flows. From time to time in the usual course of business, we receive notices from third parties regarding intellectual property infringement or take action against others with regard to intellectual property rights. Even where we are successful in defending or pursuing infringement claims, we may incur significant costs. In the event of a successful claim against us, we could lose our rights to needed technology or be required to pay license fees for the infringed rights, either of which could have an adverse impact on our business.

We are subject to environmental regulations.

     We are subject to a variety of federal, state, local and foreign environmental regulations relating to the use, storage, discharge and disposal of our hazardous chemicals used during our manufacturing process. We closed a licensed hazardous waste management facility at our Beaverton, Oregon campus and entered into a consent order with the Oregon Department of Environmental Quality requiring certain remediation actions. If we fail to comply with the consent order or any present or future regulations, we could be subject to future liabilities or the suspension of production. In addition, environmental regulations could restrict our ability to expand our facilities or could require us to acquire costly equipment or to incur other significant expenses to comply with environmental regulations.

Our stock price can be volatile.

     The price of our common stock may be subject to wide, rapid fluctuations. Those fluctuations may be due to factors specific to us, such as changes in operating results or changes in analysts’ estimates regarding earnings. Fluctuations in the stock price may also be due to factors relating to the telecommunications, semiconductor, and computer industries or to the securities markets in general. Fluctuations in the stock price have often been unrelated to the operating performance of the specific companies whose stocks are traded. Shareholders should be willing to incur the risk of fluctuations in our stock price.

Sony/Tektronix Corporation Acquisition.

     The acquisition by Tektronix of Sony Corporation’s 50% interest in Sony/Tektronix Corporation was completed at the end of September 2002. Upon completion of the transaction, our ownership of Sony/Tektronix increased from 50% to 100%, and we are now exposed to a greater financial impact from Sony/Tektronix operations located in Japan. In addition, the operation of Sony/Tektronix as a wholly-owned business involves additional risks, including integration costs and operational risks following the acquisition and the risks of doing business as a foreign owner in Japan.

We face other risk factors.

     Other risk factors include but are not limited to changes in the mix of products sold, regulatory and tax legislation, changes in effective tax rates, inventory risks due to changes in market demand or our business strategies, potential litigation and claims arising in the normal course of business, credit risk of customers, the fact that a substantial portion of our sales are generated from orders received during each quarter, risks associated with the implementation of new information systems, significant modifications to existing information systems, the susceptibility of assets in our pension plans to market risk and other risk factors.

WHERE YOU CAN FIND MORE INFORMATION – INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We have filed with the SEC a registration statement under the Securities Act for the common stock offered by this prospectus. For further information, you should refer to the registration statement and its exhibits. You can inspect and copy our reports, proxy statements, the registration statement and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet Website at http://www.sec.gov/ where you can obtain some of our SEC filings. In addition, you can inspect our reports, proxy materials and other information at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY.

     The SEC allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and take the place of this information. We are incorporating by reference in this prospectus the following documents filed with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the year ended May 29, 2004;

•	Current Report on Form 8-K dated as of June 29, 2004;

•	All other reports filed by us under Section 13(a) or 15(d) of the Exchange Act since May 29, 2004; and

•	The description of our common stock contained in our registration statements under the Exchange Act, including any amendment or report updating the description

     In addition, we incorporate by reference all documents we will file with the SEC in the future under Sections 13, 14 or 15(d) of the Exchange Act until the termination of this offering. We refer to these documents, and the documents listed above, in this prospectus as “incorporated documents.” The documents listed above or later filed by us under Section 13 or 14 of the Exchange Act before the filing of our Annual Report on Form 10-K for the current fiscal year with the SEC will not be considered incorporated documents or be incorporated by reference in this prospectus or be a part of this prospectus from and after filing of that Annual Report on Form 10-K. You should consider all incorporated documents a part of this prospectus.

     You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Tektronix, Inc.
14200 SW Karl Braun Drive
Beaverton, OR 97077
Attention: Corporate Secretary
Telephone: (503) 627-6803

USE OF PROCEEDS

     Tektronix will not receive any proceeds from the shares sold by the selling shareholders in this offering.

SELLING SHAREHOLDERS

The following table sets forth information provided to us by the selling shareholders.

Amount of
common stock
	beneficially	Amount offered		Percentage of
	owned by	for selling	Shares	common stock
	shareholder	shareholder's	beneficially	outstanding
	before	account by this	owned after	owned after
Name of selling shareholder	offering	prospectus	offering	offering
Elie S. Akilian[1]	1,558,604	1,558,604	-0-	0%
Samuel S. Simonian[2]	1,414,631	1,414,631	-0-	0%
1.      Includes 35,558 shares of Tektronix common stock owned by Mr. Akilian’s minor children. Mr. Akilian has sole voting and dispositive power with respect to these shares.
2.      Includes 51,435 shares of Tektronix common stock owned by Mr. Simonian’s minor children. Mr. Simonian has sole voting and dispositive power with respect to these shares.

     The shares of Tektronix common stock to be sold by Messrs. Akilian and Simonian in this offering were issued to them pursuant to the Agreement and Plan of Merger, dated June 29, 2004, among Tektronix, Inet Technologies, Inc. (“Inet”), Impala Merger Corp. and Impala Acquisition Co. LLC. Prior to the completion of the transactions contemplated by the merger agreement, Mr. Akilian served as the president and chief executive officer of Inet and Mr. Simonian served as the chairman of the board of Inet.

     We are registering the Tektronix common stock owned by Messrs. Akilian and Simonian pursuant to the Registration Rights Agreement, dated June 29, 2004, among Tektronix and Messrs. Akilian and Simonian. Under the registration rights agreement, we are obligated to keep the shelf registration statement of which this prospectus is a part effective until the earlier of the sale by Messrs. Akilian and Simonian of all of their Tektronix common stock received in the merger or the expiration of one year from the effective date of the merger.

     The selling shareholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the dates as of which the information in the above table was supplied to Tektronix. Information about the selling shareholders may change over time. Any changed information will be set forth in prospectus supplements, if required.

     Because the selling shareholders may offer all or some of their shares from time to time, Tektronix cannot estimate the amount of shares of common stock that will be held by the selling shareholders upon the termination of any particular offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

     We are registering shares of common stock on behalf of the selling shareholders. All costs, expenses and fees (other than underwriting discounts, commissions or fees attributable to the sale of the shares or any counsel (subject to limited exceptions), accountants or other persons retained or employed by the selling shareholders) in connection with the registration of the shares of common stock offered by this prospectus will be borne by Tektronix. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. Sales of shares may be effected by the selling shareholders from time to time in one or more types of transactions, including transactions on the New York Stock Exchange (which may include block transactions), in over-the-counter transactions, or in negotiated transactions, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices.

     The selling shareholders may sell shares directly to purchasers or to or through underwriters, brokers or dealers, who may act as agents or principals. The underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom the underwriters, brokers or dealers may act as agents or to whom they sell as principal, or both. The amount and form of compensation for these services will be determined by the selling shareholders and the purchaser or purchasers.

     The selling shareholders and any underwriters, brokers or dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by these underwriters, brokers or dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any underwriter, agent, broker or dealer that participates in transactions involving sales of the shares against specified liabilities, including liabilities arising under the Securities Act.

     Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. Tektronix has informed the selling shareholders that the anti-manipulative provisions of Regulation M of the Exchange Act may apply to their sales in the market.

     If the selling shareholders notify us of any material arrangement entered into with an underwriter, broker or dealer for the sale of shares, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Securities Act, disclosing

•	the name of each such selling shareholder and of the participating underwriter, broker or dealer;

•	the number of shares sold;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to the underwriter, broker or dealer; and

•	other facts material to the transaction.

EXPERTS

     The consolidated financial statements and the related financial statement schedule of Tektronix, Inc. and subsidiaries incorporated in this prospectus by reference from Tektronix’s Annual Report on Form 10-K for the year ended May 29, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     The legality of the Tektronix common stock offered hereby will be passed upon for Tektronix by Stoel Rives LLP, counsel to Tektronix.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by Tektronix and the selling shareholders in connection with the offer and sale of the common stock being registered. All amounts are estimates except the registration fee.

Registration fee	$13,333
Accounting fees and expenses	$15,000	*
Legal fees and expenses	$5,000	*
Miscellaneous	$6,667	*

Total	$40,000	*

*Estimated

Item 15. Indemnification of Officers and Directors

     The Oregon Business Corporation Act (the “Oregon Act”) permits a corporation to include a provision in its articles of incorporation that eliminates personal liability of directors to the corporation and its shareholders for monetary damages for conduct as directors, except that no provision may eliminate or limit a director’s liability for (a) breach of the director’s duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) an unlawful payment of a dividend or repurchase of stock or (d) any transaction from which the director derived an improper personal benefit. Tektronix’ Restated Articles of Incorporation, as amended (the “Restated Articles”), limit the personal liability of directors to Tektronix and its shareholders for monetary damages for conduct as directors to the fullest extent permitted by the Oregon Act.

     The Oregon Act and Tektronix’ Restated Articles and Bylaws, as amended (the “Bylaws”), contain provisions regarding indemnification of directors and officers. In addition, many of Tektronix’s directors and officers have entered into indemnity agreements (the “Indemnity Agreements”) with Tektronix. The general effect of the Oregon Act, the Restated Articles, the Bylaws and the Indemnity Agreements can be summarized as follows:

          (a) The Oregon Act provides that a director or officer who has been or is threatened to be made a defendant in a legal proceeding because that person is or was a director or officer of a corporation (1) shall be indemnified by the corporation for reasonable expenses of that litigation when the director or officer is wholly successful on the merits or otherwise, (2) may be indemnified by the corporation for expenses, judgments, fines, penalties and amounts paid in settlement of the litigation (other than a derivative suit), even if the director or officer is not successful on the merits or otherwise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful) and (3) may be indemnified by the corporation for expenses of a derivative suit (a proceeding by or in the right of the corporation), even if the director or officer is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that the director or officer is not adjudged liable to the corporation. The indemnification described in clauses (2) and (3) above may be made only upon a determination by (a) a majority of a quorum of disinterested directors or a committee of disinterested directors, (b) independent legal counsel or (c) the shareholders that indemnification is proper because the applicable standard of conduct has been met. The Oregon Act authorizes the advancement of litigation expenses to a director or officer upon receipt of a written affirmation of the director’s or officer’s good faith belief that the standard of conduct has been met and an undertaking by the director or officer to repay the expenses if it is ultimately determined that he or she is not entitled to be indemnified. The Oregon Act authorizes a court to award additional indemnification. The Oregon Act also authorizes a corporation to provide officers’ and directors’ liability insurance and provides that statutory indemnification rights are not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, board action, vote of shareholders or otherwise.

          (b) Tektronix’ Restated Articles and Bylaws provide that Tektronix will indemnify to the fullest extent then permitted by law a person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or otherwise (including a derivative action) because that person (1) is or was a director or officer of Tektronix or (2) is or was serving at the request of Tektronix as a director or officer of another corporation, partnership or enterprise. The indemnity will extend to all expenses, amounts paid in settlement, judgments and fines incurred by the director or officer.

          (c) Tektronix has entered into Indemnity Agreements with many of its directors and officers, which require Tektronix to indemnify the officer or director to the fullest extent permitted by law. The Indemnity Agreements also alter or clarify the statutory indemnity in the following respects, subject to specified exceptions: (1) indemnity is explicitly provided for settlements in derivative actions, (2) prompt indemnification is required unless a determination is made that the director or officer has not met the required standard, (3) indemnification is provided with respect to a proceeding involving a claim for breach of fiduciary duty and (4) prompt advancement of expenses is required upon receipt of an undertaking that the director or officer will repay those amounts if it is ultimately determined that he or she is not entitled to indemnification, unless a determination is made that the director or officer has not met the required standard.

     Tektronix has obtained insurance protecting officers and directors against specified liabilities which they may incur in their capacities as officers or directors.

Item 16. Exhibits

     (a) Exhibits

2.1	Agreement and Plan of Merger, dated June 29, 2004, among Tektronix, Inc., Inet Technologies, Inc., Impala Merger Corp. and Impala Acquisition Co. LLC (incorporated by reference to Exhibit 2.1 on Amendment No. 1 to Form S-4 filed August 27, 2004, SEC File No. 333-117454)

4.1	Restated Articles of Incorporation of Tektronix, as amended (incorporated by reference to Exhibit 3(i) on Form 10-K filed August 12, 2004, SEC File No. 1-04837)

4.2	Bylaws of Tektronix, as amended (incorporated by reference to Exhibit 3(ii) on Form 10-K filed August 14, 2003, SEC File No. 1-04837)

4.3	Rights Agreement, dated as of June 21, 2000, between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed June 28, 2000, SEC File No. 1-04837)

4.4	Registration Rights Agreement dated June 29, 2004 among Tektronix, Inc., Elie S. Akilian and Samuel S. Simonian (incorporated by reference to Exhibit (99)(iii) to the Registrant’s Current Report on Form 8-K filed June 30, 2004, SEC File No. 1-04837)

5.1	Opinion of Stoel Rives LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1)

24.1	Powers of Attorney*

* Previously filed

Item 17. Undertakings

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon, on September 29, 2004.

TEKTRONIX, INC.
By	/s/ JAMES F. DALTON
James F. Dalton
Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the following capacities on September 29, 2004.

Signature	Title
* Richard H. Wills	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

* Colin L. Slade	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Pauline Lo Alker	Director

* A. Gary Ames	Director

* Gerry B. Cameron	Director

* David N. Campbell	Director

* Frank C. Gill	Director

* Merrill A. McPeak	Director

* Cyril J. Yansouni	Director

*By: /s/ JAMES F. DALTON James F. Dalton, Attorney-in-fact

EXHIBIT INDEX

Exhibit
2.1	Agreement and Plan of Merger, dated June 29, 2004, among Tektronix, Inc., Inet Technologies, Inc., Impala Merger Corp. and Impala Acquisition Co. LLC (incorporated by reference to Exhibit 2.1 on Amendment No. 1 to Form S-4 filed August 27, 2004, SEC File No. 333-117454)

4.1	Restated Articles of Incorporation of Tektronix, as amended (incorporated by reference to Exhibit 3(i) on Form 10-K filed August 12, 2004, SEC File No. 1-04837)

4.2	Bylaws of Tektronix, as amended (incorporated by reference to Exhibit 3(ii) on Form 10-K filed August 14, 2003, SEC File No. 1-04837)

4.3	Rights Agreement, dated as of June 21, 2000, between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed June 28, 2000, SEC File No. 1-04837)

4.4	Registration Rights Agreement dated June 29, 2004 among Tektronix, Inc., Elie S. Akilian and Samuel S. Simonian (incorporated by reference to Exhibit (99)(iii) to the Registrant’s Current Report on Form 8-K filed June 30, 2004, SEC File No. 1-04837)

5.1	Opinion of Stoel Rives LLP

23.1	Consent of Deloitte & Touche LLP (Portland)

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1)

24.1	Powers of Attorney*

* Previously filed